Exhibit 10.1

Amendment No. 1 to Convertible Promissory Note Dated as of February 4, 2022

This Amendment No. 1 to Convertible Promissory Note (this “Amendment”), dated as of the date first set forth above (the “Amendment Date”), is entered into by and between Clubhouse Media Group, Inc., a Nevada corporation previously named Tongji Healthcare Group, Inc. (the “Company”) and ProActive Capital SPV I, LLC, a Delaware limited liability company (the “Holder”). The Company and Holder may be referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Holder is the holder of that certain Convertible Promissory Note of the Company, dated as of January 20, 2021 (the “Note”) and the Parties now wish to amend the Note as set forth herein;

WHEREAS, pursuant to Section 5(f) of the Note, the Note may be amended in writing;

NOW THEREFORE, in consideration of the foregoing and of the agreements and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.	Defined terms used herein without definition shall have the meaning given to them in the Note.

2.	Subject to the provisions herein, the Note is hereby amended as follows:

(a)	The “Maturity Date” of the Note is hereby amended to be September 20, 2022 and any references in the Note to the “Maturity Date” shall hereafter be deemed a reference to such date.

(b)	As consideration for Holder’s agreement to extend the Maturity Date, as of the Amendment Date, the Principal Amount of the Note is hereby increased by $50,000, to be a total of $300,000.

(c)	The Parties acknowledge and agree that, as of the Amendment Date and prior to the amendments as set forth herein, the total Indebtedness pursuant to the Note was $275,000, being comprised of a Principal Amount of $250,000 and $25,000 of accrued interest on the Principal Amount from the Issue Date. Therefore, the Parties acknowledge and agree that as of the Amendment Date and following the amendments as set forth herein, the Indebtedness is $325,000, being comprised of $300,000 of Principal Amount and $25,000 of accrued interest. Following the Amendment Date, interest will continue to accrue on the $300,000 Principal Amount.

(d)	The following is hereby added to the Note as a new Section 3(e) thereto:

(f)	Notwithstanding the foregoing, to the extent the Indebtedness has not been earlier repaid or converted to Conversion Shares as set forth herein, in the event that the Company completes a firm commitment underwritten public offering of the Common Stock following the Amendment Date which results in the Common Stock being successfully listed for on the NASDAQ Global Market, Nasdaq Capital Market, the NYSE or the NYSE American (the “IPO”) prior to the Maturity Date, then, following completion of the IPO, and within two Business Days of the receipt of proceeds by the Company from the IPO, the Company pay such proceeds to the Holder until the then-outstanding Indebtedness has been repaid in full.

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3.	In connection with the amendment of the Note as set forth herein, and in consideration thereof, Holder hereby irrevocably waives any and all defaults or Events of Defaults occurring under the Note or any agreements related thereto, to the extent that such events occurred prior to the Amendment Date, including, without limitation, the failure of the Company to pay any amounts due and payable pursuant to the Note on or prior to the original maturity date of the Note (prior to the amendment of the “Maturity Date” as set forth herein). The Parties acknowledge and agree that the Note shall be deemed to have remained in full force and effect between the original maturity date of the Note (prior to the amendment of the “Maturity Date” as set forth herein) and the Amendment Date.

4.	Other than as amended herein, the Note shall remain in full force and effect.

5.	This Amendment shall be governed by and construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of laws. All questions concerning jurisdiction, venue and the construction, validity, enforcement and interpretation of this Amendment shall be determined in accordance with the provisions of the Agreement.

6.	This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the date first above written.

Clubhouse Media Group, Inc.

By:	/s/ Amir Ben-Yohanan
Name:	Amir Ben-Yohanan
Title:	Chief Executive Officer

ProActive Capital SPV I, LLC

By:	/s/ Jeff Ramson
Name:	Jeff Ramson
Title:	Manager

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